Exhibit 10.15

FIRST AMENDMENT

TO

MASTER LOAN AGREEMENT

THIS FIRST AMENDMENT TO the Master Loan Agreement is dated this 3d day of November 2003 (“Amendment Agreement”) by and between Deere Credit, Inc. (“Deere”) and FCStone Financial, Inc., an Iowa corporation (the “Borrower”).

RECITALS

A. Borrower and Deere entered into a Master Loan Agreement dated as of April 15, 2002, that also governs the Transaction Documents referenced therein.

B. The parties hereto desire to amend the Master Loan Agreement to establish certain parameters relating to concentration of credit by adding a provision that places a limitation on the aggregate amount at any one time that Borrower may transact with any one customer, other than subsidiaries or other business entities in which the FCStone Group, Inc. holds an ownership interest, under its Commodities Sale/Purchase Program.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, including the mutual promises and agreements contained herein, the parties hereto hereby agree as follows:

1. Definitions. Capitalized terms used herein without definition shall have the definition given to them in the Master Loan Agreement, dated April 15, 2002, or as defined by the Transaction Documents referenced therein, as may be amended, if so defined therein.

2. Amendments to Master Loan Agreement. The parties hereto agree that the Agreement shall be amended as follows:

2.1 New Section 10(I) shall be added under Section 10. Negative Covenants and shall be Effective on December 1, 2003 or as my be agreed in writing between Deere and Borrower:

10. Negative Covenants. Unless Deere otherwise consents in writing, while this Agreement is in effect, Borrower shall not:

I.	Enter into sale/repurchase agreements under its Inventory Purchase Program that would cause the aggregate transaction amount at any one time outstanding with any one customer, except for subsidiaries or other business entities in which the FCStone Group, Inc. holds an ownership interest, under the Inventory Purchase Program to exceed amounts for each credit quality and pricing tier as established in the following table:

Aggregate amount to any one customer shall not exceed:

Tier 1-Not to exceed 2 times the Net Worth of Borrower.

Tier 2-Not to exceed 1.5 times the Net Worth of Borrower.

Tier 3-Not to exceed 1.25 times the Net Worth of Borrower.

Tier 4-Not to exceed 1 times the Net Worth of Borrower.

Net Worth shall be the Net Worth of the Borrower having the meaning as determined in accordance with GAAP consistently applied.

3. Borrower’s Representations. Borrower hereby represents and warrants that, after giving effect to this Amendment Agreement and the transactions contemplated hereby, no Event of Default has occurred and is continuing under the Master Loan Agreement or other Transaction Documents.

4. General Provisions.

4.1 The Master Loan Agreement, except as expressly modified herein, shall continue in full force and effect and be binding upon the parties thereto.

4.2 The execution, delivery and effectiveness of this Amendment Agreement shall not operate as a waiver of any right, power or remedy Deere may have under any of the Loan Documents, nor constitute a waiver of any provision of any of the Transaction Documents, and the Master Loan Agreement, as expressly modified hereby, and each of the other Transaction Documents, are hereby ratified and confirmed and shall continue in full force and effect and be binding upon the parties thereto. Any direct or indirect reference in the Transaction Documents to the “Master Loan Agreement” shall be deemed to be a reference to the Master Loan Agreement as amended by this Amendment Agreement.

5. Governing Law. This Amendment Agreement shall be governed by and construed in accordance with the laws of the State of Iowa.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Master Loan Agreement to be executed by their duly authorized officers as of the date shown above.

DEER CREDIT, INC.		BORROWER:

By:	/s/ BRENT D. JOHNSON	By:	/s/ ROBERT V. JOHNSON
Print Name:	Brent D. Johnson	Print Name:	Robert V. Johnson
Title:	Portfolio Mgr.	Title:	Exec. V.P. & CFO

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